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                                                                   EXHIBIT 10.14






                                15335 Morrison Street
                                Sherman Oaks, CA 91403


                                OFFICE BUILDING LEASE







                           CENTURY QUALITY MANAGEMENT, INC.

                                       Landlord




                          TELETECH TELECOMMUNICATIONS, INC.

                                        Tenant





                                 Dated: June 24, 1996

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                                  TABLE OF CONTENTS


1.  LEASED PREMISES.........................................................  1
2.  TERM....................................................................  2
4.  EXPIRATION OF LEASE.....................................................  2
5.  LATE CHARGES............................................................  3
6.  USE OF PREMISES.........................................................  3
7.  TENANT IMPROVEMENTS.....................................................  3
8.  SERVICES AND UTILITIES..................................................  3
9.  CONDITION OF PREMISES...................................................  4
10. INSPECTION..............................................................  4
11. INSURANCE RATES.........................................................  5
12. ALTERATIONS.............................................................  5
13. GOVERNMENTAL REQUIREMENTS...............................................  5
14. CONDEMNATION............................................................  6
15. DESTRUCTION.............................................................  6
16. RULES AND REGULATIONS...................................................  7
17. BANKRUPTCY AND INSOLVENCY...............................................  7
18. DEFAULT.................................................................  7
19. ABANDONMENT.............................................................  8
20. REASONABLE CONSENT......................................................  9
21. RELEASE FROM INDIVIDUAL LIABILITY.......................................  9
22. INSURANCE...............................................................  9
23. WAIVER AND INDEMNIFICATION..............................................  9
24. ADDITIONAL REMEDIES - ATTORNEY'S FEES................................... 10
25. NO VERBAL MODIFICATIONS................................................. 11
27. NOTICES................................................................. 11
28. SUBORDINATION AND CONVEYANCE............................................ 11
29. ATTORNMENT.............................................................. 11
30. TRANSFER OF LANDLORD'S INTEREST......................................... 12
31. HOLDOVER BY TENANT...................................................... 12
32. TIME.................................................................... 12
33. WAIVERS................................................................. 12
34. STRIKES, ACTS OF GOD, ETC............................................... 12
35. ASSIGNMENT - SUBLEASE................................................... 13
36. RIGHTS OF SUCCESSORS AND ASSIGNS........................................ 13
37. TAXES ON TENANT'S PROPERTY.............................................. 14
38. RECORDATION............................................................. 14
39. CORPORATE AUTHORITY..................................................... 14
40. LAW GOVERNING........................................................... 14
41. PARKING................................................................. 14
42. SUITE IDENTIFICATION.................................................... 15
43. PERFORMANCE OF PAST OBLIGATIONS......................................... 15

    SIGNATURES...............................................................20

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                                     OFFICE LEASE

THIS LEASE made this 24th day of June, 1996, between SAM MENLO, Trustee of the Menlo Trust, U.T.I. 5/22/83 (hereinafter called "Landlord") whose address is 4221 Wilshire Blvd. Ste. 210 Los Angeles, CA 90010 and TELETECH
TELECOMMUNICATIONS, INC. hereinafter called "Tenant") whose address is:

                   2130 Hollywood Way
                   Burbank, California 91505
                   Attention: Mr. Joseph D. Livingston

1.  LEASED PREMISES:

    Landlord hereby lets and leases to Tenant and Tenant hereby hires from Landlord upon the terms and conditions hereinafter set forth certain premises more particularly described in Exhibit A attached hereto and made a part hereof, hereinafter called the "Premises" and located in a building known as 15335 Morrison Street, hereinafter called the "Building", at Sherman Oaks, California. Said premises consist of the following suites, approximately 31,267 square feet at the rate of $1.30 per square foot:

    SUITE NO.                     NO. OF SQ. FT.      RATE PER MONTH
    ---------                     --------------      --------------

       101                        3360                   $ 4,368.00
     102-106                      3100                     4,030.00
       110                         714                       928.20
       115                         418                       543.40
       135                        1890                     2,457.00
       140                         640                       832.00
       145                         842                     1,094.60
     160-170                      1504                     1,955.20
       214                        1066                     1,385.80
       226                        1396                     1,814.80
       220                        2777                     3,610.10
     225-229                      3474                     4,516.20
     227-235                      3194                     4,152.20
       215                         777                     1,010.10
       201                         465                       604.50
       210                         630                       819.00
       390                        1267                     1,647.10
       200                         925                     1,202.50
       213                        1145                     1,488.50
       180                         742                       964.60
       224                         941                     1,223.30
                                  ----                     --------

              TOTAL:             31267                   $40,647.00
                                  ----                     --------
                                  ----                     --------

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2.  TERM:

    The term of this lease is fourteen (14) months commencing on July 1, 1996 (the commencement date) and ending on August 31, 1997 (the expiration date).

3.  RENTAL:

    A. Tenant agrees to pay as rental, at such place as may be designated from time to time by Landlord, the sum of FIVE HUNDRED SIXTY NINE THOUSAND FIFTY NINE and 40/xx ($569,059.40) Dollars, payable at the rate of FORTY Thousand Six Hundred Forty Seven and 10/xx ($40,647.10) Dollars per month.

    B. Contemporaneously with the execution of this Lease, Tenant has deposited with Landlord the additional sum of Fourteen Thousand Six Hundred Sixty and 10/xx ($14,660.10) Dollars receipt of which is hereby acknowledged by Landlord as additional security deposit explained as follows:

              Suite 145                     $ 1,094.60
                    201                         604.50
                    215                       1,010.10
                    220                       3,610.10
                    226                       1,814.80
                    390                       1,647.10
                    200                       1,202.50
                    213                       1,488.50
                    180                         964.60
                    224                       1,223.30

    for the performance by Tenant of all of the terms, covenants, and condition of this Lease to be kept and performed by Tenant. Such security deposit shall be returned to Tenant upon termination of this Lease, provided Tenant has complied with all of the terms and covenants, and conditions hereof.

    Security deposit paid for the other suites will be applied herein in this lease (attached as Summary of Paid Security Deposit).

4.  EXPIRATION OF LEASE:

    The Tenant shall give notice of a minimum of Ninety (90) days prior to the expiration of Lease, in writing, to the Landlord of his intention of staying on and renewing the Lease or to vacate upon the expiration. If Tenant desires to renew the office space after the expiration of their current Lease, Tenant should notify Landlord by Certified Mail of his intention to negotiate a new lease; but, not withstanding


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    anything else, Tenant should notify the Landlord one way or the other prior to the expiration by a minimum of Ninety (90) days.

5.  LATE CHARGES:

    Rent is due every first of the month. Late charges of $5.00 per 5100.00 rent due will be charged if payment is not received on the eleventh day of every month.

6.  USE OF PREMISES:

    The leased premises shall be used and occupied by Tenant solely for the purpose of general office use and for no other purpose whatsoever unless Landlord consents in writing thereto.

7.  TENANT IMPROVEMENTS:

    Improvements by TENANT as other than Landlord's Work shall be at Tenant's sole cost and expense.

    Tenant will submit to Landlord all plans and description of work done in all the leased premises, electrical and any and all relation to tenant improvements subject to Landlord's approval in writing.

    Any work by Tenant to change, alter or build whatsoever in the leased premises will commence only upon Landlord's written approval.

    Suites 201, 210, 215, 225-229, 227-235, 390, 200, 213, 180 and 224 have been demolished and concurrently being built out as this lease is executed.

    Simultaneously, Teletech will expand restrooms on the first and second floors as shown on attached diagram.

8.  SERVICES AND UTILITIES:

    Landlord agrees to provide 110 Volt wiring for lighting and light office machines, not to exceed 5 Amps per machine, heating and refrigerated air conditioning equipment, window cleaning, janitor service, and building maintenance service. Landlord shall not be liable for stoppage or interruption of any of said services, equipment, or utilities caused by riots, strikes, labor disputes, accidents, necessary repairs, or conditions beyond Landlord's control. Landlord shall be the sole judge as to the amount and kind of services and utilities to be provided under the provisions hereof. Tenant agrees to timely pay all its utility bills and additional services, or utilities required by Tenant shall be at its sole expense.


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    Landlord is supplying only cold water to the premises.  Tenant agrees not to connect to or alter any utilities or equipment provided by Landlord without written consent of Landlord. Heating and air conditioning will be furnished Monday through Friday from 7:00 a.m. through 8:00 p.m. and on Saturdays from 8:00 a.m. through 3:00 p.m.

    Notwithstanding anything contrary in this Lease, Landlord shall be responsible for all utility charges during normal operating business hours.

    Landlord and Tenant agrees to hire an electrical engineer to determine the cost of heating and air conditioning after normal business hours, including Saturdays and Sundays.

    Tenant agrees to pay whatever is the cost for heating and air conditioning after normal business hours, including Saturdays and Sundays. THE ADDITIONAL AIR CONDITIONING RATE PER HOUR, WHICH WILL BE DETERMINED BY AN ELECTRICAL ENGINEER AND MUTUALLY AGREED UPON BY LANDLORD AND TENANT, IS TO BE CALCULATED AND PAID BY TENANT BY JULY 1996, INCLUDING THE MONTHS OF MAY AND JUNE AND DUE EVERY MONTH THEREAFTER.

9.  CONDITION OF PREMISES:

    tenant leases and accepts the leased premises in the condition in which they may be at the beginning of the term of this lease and assumes responsibility for their condition throughout the term of this Lease, it being understood in this connection that EXCEPT FOR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD, Landlord shall in no event be liable for any damage caused by defect in the leased premises unless Landlord neglects or refuses to repair the same within A REASONABLE TIME NOT TO EXCEED thirty (30) days after receipt of written notice from Tenant calling upon it to do so.

10. INSPECTION:

    A. Tenant shall permit Landlord and Landlord's agents to enter into and upon the premises at all reasonable times for the purpose of inspecting the same or for the purpose of carrying out Lessor's obligations including but not limited to janitorial and window cleaning or making reasonable repairs, alterations, or additions to any portion of said premises which Landlord may see fit to make without any reduction to rebate of rentals to Tenant for loss or occupancy or quiet enjoyment of the premises thereby occasioned. Tenant shall at all reasonable times permit Landlord to show the leased premises to prospective purchasers and/or Tenants.

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    B.   Tenant will permit Landlord, at any time within One Hundred Twenty
         (120) days prior to the expiration of this Lease, to bring upon the premises for purposes of inspection or display, prospective tenants thereof.

    C. At the expense of Tenant, Landlord shall replace all breakage and repair all damage or injury to the leased premises, or to the building of which same forms a part, or to its fixtures, appurtenances, or equipment in any way done by or resulting from the carelessness, negligence, or improper conduct of Tenant or any of Tenant's servants, employees, agents, visitors, contractors, or licensees or caused by making additions, alterations, or improvements requested by Tenant, or by moving by or on the order of Tenant of property in or out of said building or leased premises. Tenant shall indemnify and reimburse Landlord on demand for any damages and expenses, including loss of rent and attorney's fees, sustained by Landlord from any of the above causes.

11. INSURANCE RATES:

    If Tenant's occupancy by such as shall increase the fire and extended coverage insurance rate or premium on the building of which the leased premises form a part, Tenant shall pay to Landlord the amount of such increased premium caused by Tenant's occupancy. Such payment by Tenant to Landlord shall be made upon demand therefore by Landlord.

12. ALTERATIONS:

    Tenant will not make any alterations in or additions to the leased premises or to the electric wiring or other appurtenance thereto without first securing the written consent of Landlord to such improvements or alterations. At the termination of this Lease, Landlord shall have the option of retaining absolute ownership without compensation to Tenant of any additions or improvements which Tenant may have made EXCEPT TENANT'S FIXTURES AND EQUIPMENT excepting only reasonable wear and tear and damage by fire or other casualty not caused by or attributable to Tenant or Tenant's employees, agents, or visitors.

13. GOVERNMENTAL REQUIREMENTS:

    Tenant agrees that if Landlord, during the term of this Lease, shall be required by any governmental authority to repair, alter, remove, reconstruct, or improve any part of the leased premises or of the building of which the leased premises form a part, then such repair, altering, removal, reconstruction, or improvement may be made by and at the expense of Landlord

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    and shall not in any way affect the obligations or covenants of Tenant herein contained. Tenant hereby waives all claims for damages or abatement of rent because of such work, but if there is an actual or constructive loss of use or occupancy by Tenant exceeding five (z) days due to such work, then Tenant's rent shall abate for the period of such loss.

14. CONDEMNATION:

    If the whole or any part of the leased premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as to the part so taken from the day possession of that part shall be required for any public purpose, and rent shall be paid up to that day, and on or before the day Tenant shall elect in writing either to cancel this Lease or to continue in possession of the remainder of the premises under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value to the leasehold or to the fee of the premises provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business.

15. DESTRUCTION:

    If during the term of this Lease, the leased premises are damaged by fire or any other natural cause which is not attributable to the negligence of Tenant or Tenant's agents, employees, or visitors, Landlord shall repair the same with reasonable diligence after notice of such damage; but such damage shall not be cause for terminating this Lease, unless repair is not completed by Landlord within one hundred twenty (120) days after Landlord has been notified of such damage, in such event, a reasonable and equitable adjustment in the rent shall be made.

    In case the building of which the leased premises form a part be so injured or destroyed (although the lease premises may not be affected) that Landlord shall decide, within a reasonable time, not to rebuild or reconstruct said building, then this Lease shall terminate; and the rent shall be apportioned and paid up to the time of such injury or destruction, and Tenant shall surrender the leased premises.

    EXCEPT FOR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, no compensation or claim shall be made by reason of loss, damage, inconvenience, or annoyance arising from the necessity or repairing any portion of said building or its parts or appurtenances, however the necessity may occur.

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16. RULES AND REGULATIONS:

    The Rules and Regulations affixed to or printed on this Lease are made a part hereof as fully and to all intents and purposes as if they were copied in full herein. Tenant shall faithfully observe and comply with, and cause Tenant's employees, agents, licensee, and visitors to faithfully observe and comply with said Rules and Regulations affixed to or printed on this Lease and such other and further Rules and Regulations as may be necessary or proper for the reputation, safety, care and cleanliness of the building and the leased premises or the preservation of good order therein, or the operation or maintenance of the building or its equipment or the comfort of tenants. Landlord shall not be responsible to Tenant for the non-performance of any of said Rules and Regulations or changes or additions thereto by any other tenant.

17. BANKRUPTCY AND INSOLVENCY:

    If, at any time, a receiver be appointed to take charge of the leased premises or of the business conducted therein, or if this Lease or the interest or estate created thereby vests in any other person other than the Tenant by operation of Law or otherwise, except by consent as aforesaid by Landlord, or if Tenant shall be adjudicated a bankrupt, or if any relief is sought by or against Tenant pursuant to any provisions of the bankruptcy laws of the United States, or if any insolvency law whatsoever or Tenant makes an assignment for the benefit of creditors, or if any attachment or execution is levied upon Tenant's property or interest under this Lease which is not satisfied or released within thirty (30) days thereafter, Landlord may at its option declare this Lease to be terminated.

18. DEFAULT:

    In the event of any failure on the part of Tenant to comply with any one of the terms, covenants, or conditions of this Lease or of the Rules and Regulations of Landlord, Landlord may, at its option without any further demand or notice in addition to any other remedy or right given hereunder or by law, do any of the following:

    A. Re-enter the Premises, take possession thereof, eject all persons therefrom using all necessary force to do so, and, with or without re-entry, declare this Lease at an end, in which event Tenant shall immediately pay Landlord a sum of money equal to the worth of the aggregate of (a) the unpaid Rent which has been earned at the time of termination, (b) the amount by which (i) the unpaid rent which would have been earned after termination until the

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         time of award by the Court having jurisdiction thereof exceeds (ii)
         the amount of such rental loss that the Tenant proves could have been reasonably avoided by Landlord, (c) all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary cause of things would be likely to result therefrom. The amounts covered by items (a) and tb) shall be computed by allowing interest at ten percent (10%) per annum.

    B. Re-enter the premises, take possession thereof, eject all persons therefrom using all necessary force to do so; and, with or without re-entry, relet the Premises, in the event Tenant shall immediately pay Landlord a sum of money, in addition to the aggregate of the amounts covered by items (a), (b), and (c) of paragraph (A) of this Section, equal to the amount by which (1) the worth at the time of the award by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds (2) the amount of the rental loss if the Landlord proved that in reletting the Premises it acted reasonably and in good faith plus one (1%) percent.

    C. Without termination of Tenant's right to possession of the Premises, collect by action or otherwise, each installment of Rent or other sum as the same becomes due and payable, which Rent or other sum shall bear interest at the rate of ten (10%) percent per annum from the date when due until paid; or enforce, by action or otherwise,any other term or covenant of this Lease if, but only if,the Tenant is permitted by the terms of this Lease to either (a) sublet the Premises, assign his interest in this Lease, or both (i) without Landlord's consent, or
         (ii) with Landlord's consent, which Landlord agrees not unreasonably to withhold, or (b) sublet the Premises, assign his interest in this Lease, or both, subject to reasonable standards and reasonable conditions to such right to sublet or assign.

19. ABANDONMENT:

    Tenant shall not vacate or abandon the leased premises at any time during the term of this Lease; and if Tenant shall abandon, vacate, or surrender said premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the premises shall be deemed to be abandoned at the option of Landlord, except such property as may be mortgaged to Landlord.


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20. REASONABLE CONSENT:

    Landlord agrees not to unreasonably withhold its approval of or consent to any act of Tenant, where such approval or consent is required by the terms of this Lease.

21. RELEASE FROM INDIVIDUAL LIABILITY:

    It is expressly understood and agreed that nothing contained in this Lease shall be construed as creating any liability whatsoever against any of the partners of Landlord personally; and, in particular, without limiting the generality of the foregoing, there shall be no personal liability of any of the partners of Landlord to pay any indebtedness accruing under this Lease or to perform any term, covenant, condition, or agreement, either expressed or implied, contained in this Lease or to keep, preserve, or sequester any property of Landlord. The personal liability of said partners is hereby expressly waived by Tenant and by every person now or hereafter claiming any right of security hereunder; and the owner of any interest or indebtedness of liability accruing under this Lease shall look solely to the Building and to the real property of which the Premises form a part, for payment thereof.

22. INSURANCE:

    Tenant shall carry during the term hereof, public liability of $1,000,000 and property damage insurance of $1,000,000 covering injuries to persons or
    property in or about     the demised premises.  Said insurance shall be
    written by companies REASONABLY satisfactory to Landlord, and Tenant shall provide Landlord with satisfactory evidence of such insurance. In the event Tenant fails to obtain any insurance as provided in this Lease, Landlord may obtain any such insurance, and the cost thereof shall be paid by Tenant as additional rent with the first payment of rent which is due subsequent to Landlord's incurring such cost, and Landlord shall have all remedies to collect the same as rent as in this Lease and/or otherwise provided by law for the collection of rent.

23. WAIVER AND INDEMNIFICATION:

    In addition to the foregoing, Tenant shall indemnify, hold harmless, and defend Landlord from any loss, cost, damage, or expense, including attorney's fees, with respect to any claim of damage or injury to persons or property arising out of Tenant's use of the Premises or the Building; the conduct of Tenant's business; any act, work, or thing done, permitted, or suffered by Tenant or its employees, agents, invitees, or visitors in or about the Premises or the Building; any claim arising out of any breach or default in the performance of any obligation of Tenant under the terms of this Lease; or any claim


                                        - 9 -

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    arising out of any act or negligence of Tenant or of any of Tenant's employees, agents, invitees, or visitors. Further, EXCEPT FOR THE NEGLIGENCE AND WILLFUL MISCONDUCT OF THE LANDLORD, Tenant agrees that Landlord shall not at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any injury, death, or damage from any cause whatsoever, which at any time may be suffered by Tenant or by Tenant's employees, agents, invitees or visitors; and Tenant agrees to indemnify, hold harmless, and defend Landlord from any and all loss, cost, damage, and expense, including attorney' fees, arising out of any such injury, death, or damage however occurring. As a material part of the consideration given hereunder to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises or the Building from any cause whatsoever other than Landlord's negligence or WILLFUL MISCONDUCT; and Tenant hereby waives all claims against Landlord relating thereto. Neither Landlord not its agents shall be liable for any damage to property, furniture, equipment, records, goods, wares, or merchandise resulting from fire, explosion, falling glass, or other materials, steam, gas, electricity, water, rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface thereof or from any other place resulting from the dampness or any other cause whatsoever, unless caused by or due to the negligence or WILLFUL MISCONDUCT of Landlord. EXCEPT FOR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD, Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment related thereto.

24. ADDITIONAL REMEDIES - ATTORNEY'S FEES:

    Any rent unpaid as it falls due shall bear simple interest at the rate of ten (10%) percent per annum in addition to late charges as noted in Paragraph 7; and, should it become necessary for Landlord to resort to legal proceedings for collection of any rent or the enforcement of any of its rights hereunder, Tenant shall pay such reasonable expenses as Landlord may incur and as the facts may warrant; and no indulgence on the part of the Landlord shall be construed or held to be a waiver of any of its rights hereunder or prevent it from demanding the fulfillment of any of the several provisions of this Lease or the exercise of its rights at any


                                        - 10 -

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    time.  In the event of litigation, the successful party shall be awarded reasonable attorney's fees as determined by the Court.

25. NO VERBAL MODIFICATIONS:

    It is expressly understood between the parties hereto that nothing in the way of verbal understanding or agreement, either prior to this date or subsequent thereto in reference to the lease of the Premises herein described, shall in any manner affect this Lease or be deemed a modification of it or change of its terms. It is agreed that no change or modification or new lease shall have any effect unless reduced to writing and signed by the parties hereto.

26. LOCATION OF PREMISES:

27. NOTICES:

    Any notices which Landlord or Tenant may be required or any desire to give to the other shall be deemed to have been properly given if sent by Registered or Certified United States mail, postage prepaid, addressed as hereinabove stated or may be delivered in person. Either party hereto may change the place or places or the party to whom such notices may be sent at any time by written notice to the other mailed or delivered as aforesaid.

28. SUBORDINATION AND CONVEYANCE:

    This Lease is subject to and subordinate to any and all ground and underlying leases and to any and all mortgages and deeds of trust which may now or hereafter affect said real property and to all advances made or hereafter to be made upon the security thereof and to all renewals, modifications, considerations, replacements, and extensions thereof. In confirmation of such subordination, Tenant shall promptly execute any certificate or other instrument which Landlord may deem proper to evidence such subordination without expense to Landlord; and in such event Landlord shall be released from any and all obligations hereunder.

29. ATTORNMENT:

    Tenant agrees that if for any reason whatsoever there occurs a change of ownership whereby the Landlord's estate in the leased premises is terminated by any cause whatsoever, Tenant will attorn to the new owner of the premises and will recognize any new owner as the Tenant's landlord under this Lease.


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30. TRANSFER OF LANDLORD'S INTEREST:

    In the event Landlord transfers its reversionary interest in the Premises or the Building (other than a transfer for security purposes), Landlord shall be automatically relieved of any obligation hereunder accruing after the date of such transfer provided such obligations are assumed by such transferee in writing.

31. HOLDOVER BY TENANT:

    In the event Tenant shall hold the leased premises after the expiration of the term hereof with the consent of Landlord, expressed or implied, such holding over shall, in the absence of any written agreement to the contrary, be deemed to have created a tenancy from month to month terminable on thirty (30) days' notice from either party to the other and shall be subject to all the terms and provisions of this Lease provided, however, that such tenancy shall be at a rental rate 110% of the last monthly installment of rent payable by Lessee hereunder, commencing on the first day of the month next following expiration of Lease period.

32. TIME:

    Time is of the essence of this Lease and of each and every provision hereof, except as to the conditions relating to the delivery of possession of the premises to Tenant. All the terms, covenants, and conditions contained in this Lease to be performed by Tenant, if Tenant shall consist of more than one person or organization, shall be deemed to be joint and several; and all rights and remedies granted to Landlord by law shall be cumulative and non-exclusive of any other remedy.

33. WAIVERS:

    No waiver by Landlord of Landlord's right to enforce any provision hereof after any default on the part of Tenant shall be deemed a waiver of Landlord's right to enforce each and all of the provisions hereof upon any further or other default on the part of Tenant. The acceptance of rent hereunder shall not be or be construed to be a waiver of any breach of any term, covenant, or condition of this Lease nor shall it reinstate, continue, or extend the term of this Lease or affect any notice, demand, or suit thereunder.

34. STRIKES, ACTS OF GOD, ETC.:

    It is understood and agreed that Landlord shall not be liable for the breach of any of the terms of this Lease occasioned by any act of God, war, the elements, strikes, lockouts, delays in transportation, or by reason of other causes, whether of like or different nature beyond the control of Landlord.

35. ASSIGNMENT - SUBLEASE:

    Tenant or any person holding under Tenant, by transfer of assignment from Tenant, shall not assign, mortgage, or pledge this Lease or any rights hereunder, or sublet the leased premises or any part thereof, nor permit the use of the leased premises, except for Tenant's own purposes, by any person or persons other than Tenant and the agents and servants of Tenant without first obtaining the written consent of Landlord; and any such assignment or subletting without Landlord's prior written consent shall be void. Any assignment by operation of law, or by any process or proceeding of any court, or by attachment, execution, proceedings in insolvency, or bankruptcy, either voluntary or involuntary, or by receivership proceedings shall constitute a breach of covenant against the assignment Tenant's rights hereunder; and Landlord, at any time during the continuance of such breach in addition to any other rights Landlord may have, may without notice terminate this Lease. Consent to any assignment, mortgage, pledge, or subletting shall not operate as a waiver of the necessity for a consent to any subsequent assignments, mortgage, pledge, or subletting; and the terms of this Lease shall be binding upon any person holding by, under, or through Tenant. Landlord's consent to any assignment or subletting shall not relieve Tenant or any assignee of any liability hereunder and, in the event of default by assignee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments and subletting without notifying Tenant or any assignee and without obtaining its or their consent thereto. Landlord's consent to assignment or subletting shall not be unreasonably withheld, provided the proposed assignee or subtenant is reasonably satisfactory to Landlord as to credit and character and will occupy the premises for general office purposes not inconsistent with Landlord's commitments to other tenants in the Building.

36. RIGHTS OF SUCCESSORS AND ASSIGNS:

    Each of the provisions of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of the parties hereto and their successors, heirs, and legal representatives and, in case an assignment of sublease is consented to in writing by Landlord, to Tenant's assignees and sublessees.

37. TAXES ON TENANT'S PROPERTY:

    During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment, and all other personal property of Tenant contained in the demised premises; and when possible Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real property of the assessee of the building. In the event any or all of the Tenant's fixtures, furnishings, equipment, and/or other personal property shall be assessed and taxed as part of the real property of which the demised premises herein are a part and/or become an obligation of the Landlord to pay such taxes, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant's property.

38. RECORDATION:

    Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

39. CORPORATE AUTHORITY:

    If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

40. LAW GOVERNING:

    This Lease shall be governed by and construed in accordance with the laws of the State of California.

41. PARKING:

    Throughout the term hereof, Lessee shall have the right to rent unreserved parking for Ninety Four (94) vehicles at the rate of ($ 0.00) per space per month in the parking area of the building in which the Premises are located and on terms and conditions to be established by Lessor from time to time during the term. The parking area referred to herein shall be used on a non-exclusive basis with other occupants of the building in which the demised premises are located. Parking for Lessee's invitees shall be available in said parking area on a non-exclusive first come, first served basis with invitees of other occupants of said building at rates and upon other conditions prevailing from time to time during the term hereof.

    In addition to this lease, Teletech will rent additional parking spaces in the amount of One Thousand Five Hundred ($1,500.00) monthly.

42. SUITE IDENTIFICATION:

    Lessee agrees to pay for the building standard suite door plaque frame and company identification strip for the directory.

43. PERFORMANCE OF PAST OBLIGATIONS:

    UPON PAYMENT OF $165,189.53 TO LANDLORD, (LANDLORD AGREES THAT HE HAS RECEIVED ALREADY THE SUM OF $156,150.35), LANDLORD AGREES THAT TELETECH HAS PERFORMED COMPLETELY ALL OF ITS OBLIGATIONS UNDER ANY LEASES THAT EXISTED PRIOR TO THIS LEASE.

    INCLUDING THE RENT FOR JUNE 1996 UNDER THIS LEASE AND THE ADDITIONAL SECURITY DEPOSITS REQUIRED UNDER THIS LEASE, AND AGREES TO DISMISS THE PENDING UNLAWFUL DETAINER ACTION PROMPTLY.

    UNLESS DEEMED NECESSARY AND WITH PROPER AUTHORIZATION FROM THE LANDLORD, UNDER ANY AND NO CIRCUMSTANCES SHOULD TELETECH ACQUIRE ACCESS TO THE AIR-CONDITIONING AND HEATING EQUIPMENT AND ELECTRICAL PANELS RELATED THERETO WHICH IS LOCATED ON THE ROOF OF THE BUILDING. ANY VIOLATION HEREWITH WILL GIVE DUE REASON FOR LANDLORD TO TERMINATE THIS LEASE.

    The parties hereto have executed this Lease in duplicate on the date first above written.

LESSEE:  TELETECH COMMUNICATIONS,      LESSOR:  CENTURY QUALITY
         INC.                                    MANAGEMENT, INC.


By:   /S/ JOSEPH D. LIVINGSTON         By:   /S/ SAM MENLO
    -----------------------------          ----------------------
    Joseph D. Livingston                   Sam Menlo
    Senior Vice President                  President, Trustee
    Chief Operating Officer


DATE:     6/28/96                      DATE:      7-1-1996
     ---------------------------             --------------------

                                Rules and Regulations


Tenant agrees to conform to the following rules and regulations and all other rules and regulations which Landlord may, from time to time, establish for tenants of the Project and the Building. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building with regard to such rules and regulations. The provisions herein shall be applied to all tenants in a non-discriminatory manner.

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Project, the Building or the Premises without the prior written consent of landlord first had and obtained, which consent shall be exercised in Landlord's sole discretion and in accordance with all applicable codes and ordinances. Landlord shall have the right to remove at the expense of Tenant any signs, placards, pictures, advertisements, names or notices which have not received Landlord's approval.

All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by the person or company designated by Landlord.
Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. Tenant shall not cause to be covered, or otherwise sunscreened, any window.

2. Tenant shall not obtain for use upon the Premises, ice, drinking or bottled water, towel or other similar services on the Premises, except from persons authorized by Landlord and at the hours and under the regulations established by Landlord.

3. Tenant shall be permitted to have its name displayed in the Building directory, if any. Landlord reserves the right to exclude any other names therefrom.

4. Any sidewalks, walkways, bridges, arcades, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any other purpose other than for ingress to and egress from the Premises. The sidewalks, walkways, bridges, arcades, halls, passageways, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, reputation and interests of the Project and/or the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business, unless such persons are engaged in illegal activities. Tenant, its employees and invitees shall not go upon the roof of the Building.

5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord.

6. The toilets, urinals, wash bowls and such other features shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees shall be borne by Tenant.

7. Tenant shall not mark, drive nails, screw, drill, core into or make any other modifications to the floor, partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Tenant must obtain the prior written authorization from Landlord or Landlord's architect to drive nails, screw, drill, core or make any other modification to the floor. Tenant shall not add to, remove or modify any existing interior walls or partitions.

8. Tenant shall not overload the floor or any structural component of the Premises or the Building with any electronic or other equipment of any type, furniture or freight. In the event Tenant shall require electronic or other equipment, furniture or freight which would overload the floor or other structural components of the Premises or the Building, Tenant shall notify Landlord, providing Landlord information on the specific nature of such equipment, furniture or freight, including, but not limited to dimensions, weight and specifications thereof. If Landlord approves the placement of same in the Premises, Landlord shall make any necessary adjustments to the Premises, Landlord shall make any necessary adjustments to the Premises and/or the Building required to accommodate such equipment, furniture or freight, all at the cost of Tenant. In addition, Landlord shall have the right to prescribe how such equipment, furniture and freight shall be permitted to be situated within the Premises, including requiring the same to stand on wooden strips of such thickness as is necessary to properly distribute the weight. All such approved equipment, furniture and freight shall be moved into and out of the Building during such hours and in such a manner as Landlord shall designate. Landlord shall also have the right to prescribe the weight, size and position of all safes which Tenant shall bring into the Building. Landlord will not be liable for the loss of or damage to any equipment, furniture or freight from any cause and any damage to the Project, the Building and/or the Premises caused by moving or maintaining equipment, furniture or freight shall be repaired at the expense of Tenant. Tenant shall not use any hand trucks in the Premises or the Building except those equipped with rubber tires and side guards.

9. Tenant shall not use or keep, or permit to be used or kept upon the Premises or the Building any food, noxious gas, kerosene, gasoline, inflammable or combustible fluids or materials or any similar substance.

10. The Premises shall not be used for manufacturing or storing merchandise except when such storage is incidental to the use of the Premises as permitted in the Lease. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco, or as a medical office, barber shop, or manicure shop. Tenant shall not advertise for laborers giving the address of the Project, the Building or the Premises. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not, without the prior consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity usually furnished or supplied to the Premises for its use as general office space (including, but not limited to, electronic date process machines, punch card machines or machines using in excess of 120 volts). Tenant shall not connect any device to any electrical current except through existing electrical outlets located within the Premises.

12. Landlord will direct electricians in the manner and to the locations in which telephone and telegraph wires are to be introduced. No boring or cutting for or laying of wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

13. Tenant shall not lay linoleum, tile, carpet or other similar floor covering except with the prior written consent of Landlord and as Landlord shall direct. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant.

14. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

15. Access to the Building, including the halls, corridors, elevators, stairways and the Premises, shall be available to the general public between the hours of 7:00 a.m. and 6:00 p.m., Mondays through Fridays. Access will be available on Saturdays, Sundays and legal holidays. Landlord shall further have the right to restrict access to the Building during any invasion, riot, public disturbance or excitement, and at any other time Landlord deems it advisable far the safety and protection of the Building, its occupants and/or the property thereof. Landlord shall not be held liable for, and Tenant indemnifies Landlord against, damages which may arise by the failure of Landlord to grant access to the Building during any time.

16. It shall be Tenant's responsibility before leaving the Building to ensure that (a) all doors to the Premises are closed and securely locked, (b) all water faucets and other water apparatus are entirely shut off, and (c) all electricity is shut off, so as to prevent waste or damage. Tenant shall be solely liable for any damage or injury which may be occasioned by the failure of Tenant and/or its employees to observe such precautions.

17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

18. The needs of Tenant will be attended to only upon written applications to the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

19. No vending or gaming machine or machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord, except for such machines located in non-public areas which are for the exclusive use of Tenant's employees.

20. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Project and/or the Building of which the Premises are a part.

21. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire and security regulations.

22. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

23. All keys to offices, rooms and toilet rooms shall be obtained from the Building Management Office and Tenant shall not duplicate or obtain keys from any other source. Tenant, upon termination of the tenancy, shall deliver to Landlord any parking card keys and the keys to the Premises, offices, rooms and toilet rooms which shall have been furnished Tenant. In the event Tenant fails, or is unable, to return all such keys and/or cards, then Tenant shall reimburse Landlord the cost of replacing such keys and/or cards and, then Tenant shall reimburse Landlord the cost of replacing such keys and/or cards and, if deemed necessary by Landlord, replacing locks. Landlord, in its sole discretion, may require from Tenant a reasonable sum as a deposit for any such keys and cards.

24. Tenant shall not use or permit the Premises to be used in a manner which may be deemed objectionable or offensive to Landlord or any occupant of the Building. Tenant shall not create or permit to be created upon the Premises any noise (including without limitation, radios, phonographs, televisions or musical instruments), odors or vibrations. Tenant shall not permit any pets or animals to be brought upon or kept in or about the Premises or the Building.

25. Landlord reserves the right, upon written notice to Tenant, to rescind, alter, include or waive any rule ar regulation at any time prescribed for the Project and/or the Building when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

26. No smoking is allowed in restrooms, common areas, and lobbies.